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                                                                    EXHIBIT 10.4

                              HARLEY-DAVIDSON, INC.

                             1995 STOCK OPTION PLAN

                      (as amended through December 8, 1999)

                                    ARTICLE I

                                     PURPOSE

          The purpose of the Harley-Davidson, Inc. 1995 Stock Option Plan is to provide favorable opportunities for certain selected employees of Harley-Davidson, Inc. and its subsidiaries to purchase or receive shares of Common Stock of Harley-Davidson, Inc., or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these employees to contribute to the future success and prosperity of Harley-Davidson, Inc., thus enhancing the value of the stock for the benefit of the shareholders, and increase the ability of Harley-Davidson, Inc. to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

                                   ARTICLE II

                                   DEFINITIONS

     The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

          2.1. BOARD: The Board of Directors of Harley-Davidson, Inc.

          2.2. CODE: The Internal Revenue Code of 1986, as amended.

          2.3. COMMITTEE: The human Resources Committee of the Board; provided that if any member of the Human Resources Committee is not both a Disinterested Person and Outside Director, the Committee shall be comprised of only those members of the Human Resources Committee who are both Disinterested Persons and Outside Directors.

          2.4. COMMON STOCK: The common stock of Harley-Davidson, Inc.

          2.5. COMPANY: Harley-Davidson, Inc. and any of its Subsidiaries.

          2.6. DISABILITY: Disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

          2.7. DISINTERESTED PERSONS: Non-employee directors within the meaning of Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended.

          2.8. EMPLOYER: The entity that employs the employee or Optionee.


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          2.9. FAIR MARKET VALUE: The average of the high and low reported sales prices of Common Stock on the New York Exchange Composite Tape on the date for which fair market value is being determined.

          2.10. ISO: An incentive stock option within the meaning of Section 422 of the Code and which is designated as an incentive option by the Committee.

          2.11. NON-ISO: A stock option which is not an ISO.

          2.12. OPTION: A stock option granted under the Plan. Options include both ISOs and Non-ISOs.

          2.13. OPTION PRICE: The purchase price of a share of Common Stock under an Option.

          2.14. OPTIONEE: A person who has been granted one or more Options.

          2.15. OUTSIDE DIRECTORS: Outside Directors within the meaning of
     Section 162(m) of the Code and the regulations promulgated thereunder.

          2.16. PARENT CORPORATION: The parent corporation, as define in Section 424(e) of the Code.

          2.17. PLAN: The Harley-Davidson, Inc. 1995 Stock Option Plan.

          2.18. RETIREMENT: Retirement on or after age sixty-two or, with the consent of the Committee, at an earlier age.

          2.19. SUBSIDIARY: A corporation, limited partnership, general partnership, limited liability company, business trust or other entity of which more than fifty percent (50%) of the voting power or ownership interest is directly and/or indirectly held by the Harley-Davidson, Inc.

          2.20. TERMINATION DATE: A date fixed by the Committee but not later than the day preceding the tenth anniversary of the date on which the Option is granted.

                                   ARTICLE III

                                 ADMINISTRATION

          3.1. The Committee shall administer the Plan and shall have full power to grant Options, construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper.

          3.2. Subject to the provisions of the Plan, the Committee shall, in its discretion, determine who shall be granted Options, the number of shares subject to option under any


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such Options, the dates after which Options, the dates after which Options may be exercise, in whole or in part, whether Options shall be ISOs, and the terms and conditions of the Options.

          3.3. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

          3.4 To the extent permitted by applicable law, the Committee may, in its discretion, delegate to the Chief Executive Officer of the Company any or all of the authority and responsibility of the Committee under the Plan to grant Options to employees of the Company or its affiliates and/or persons who have been engaged to become employees of the Company or its affiliates, in each case other than employees who are, or persons engaged to become employees who upon employment will be, subject to the provisions of Section 16 of the Securities and Exchange Act of 1934, as amended, at the time any such delegated authority or responsibility is exercised. To the extent that the committee has delegated to the Chief Executive Officer the authority and responsibility of the Committee, all references to the Committee in the Plan other than in this
Section 3.4 shall include the Chief Executive Officer with respect to the matters delegated. No such delegation shall preclude the Committee from exercising the authority and responsibility delegated.

                                   ARTICLE IV

                           SHARES SUBJECT TO THE PLAN

          4.1. The total number of shares of Common Stock available for grants of Options under the Plan shall be 15,200,000; provided that Options for not more than 800,000 shares of Common Stock shall be granted to an Optionee in any calendar year under the Plan, which amount shall be reduced by the amount of Common Stock subject to options granted to such Optionee in such calendar year under any other stock option plan of the Company. The foregoing amounts shall be subject to adjustment in accordance with Article VIII of the Plan. If an Option or portion thereof shall expire, be canceled or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future grants of Options. An Option, or portion thereof, exercised through the exercise of a stock appreciation right pursuant to Section
6.7 of the Plan shall be treated, for the purposes of this Article, as though the Option, or portion thereof, had been exercised through the purchase, that was so exercised shall not be available for future grants of Options.

                                    ARTICLE V

                                   ELIGIBILITY

          5.1. Options may be granted to key employees of the Company or to persons who have been engaged to become key employees of the Company. Key employees will comprise, in general, those who contribute to the management, direction and overall success of the Company, including those who are members of the Board. Members of the Board who are not employees of the Company shall not be eligible for Option grants.



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                                   ARTICLE VI

                                 TERM OF OPTIONS

          6.1. OPTION AGREEMENTS: All Options shall be evidenced by written agreements executed by the Company. Such Options shall be subject to the applicable provisions of the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the Option Price and the Termination Date. Those Options that comply with the requirements for an ISO set forth in Section 422 of the Code and are designated ISOs by the Committee shall be ISOs and all other Options shall be Non-ISOs.

          6.2. OPTION PRICE: The Option Price shall be set by the Committee; provided, however, that the price per share shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

          6.3. PERIOD OF EXERCISE: The Committee shall determine the dates after which Options may be exercised in whole or in part. If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable. The Committee may also amend an Option to accelerate the dates after which Options may be exercised in whole or in part. However, no Option or portion thereof shall be exercisable after the Termination Date.

          6.4. SPECIAL RULES REGARDING ISOS GRANTED TO CERTAIN EMPLOYEES:
Notwithstanding any contrary provisions of Sections 6.2 and 6.3 of the Plan, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Employer or of any Subsidiary or Parent Corporation thereof, unless (a) the Option Price under such Option is at least 110 percent of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) the Termination Date of such Option is a date not later than the day preceding the fifth anniversary of the date on which the Option is granted.

          6.5. MANNER OF EXERCISE AND PAYMENT: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:

               a. in United States dollars in cash or by check, bank draft or money order payable to the order of the Company.

               b. through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price, or


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               c.   by any combination of the above methods of payment.

The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate, including, without, limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

          6.6. WITHHOLDING TAXES: The Company may, in its discretion, require an Optionee to pay to the Company at the time of exercise the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise. Upon or prior to the exercise of an Option requiring tax withholding, an Optionee may make a written election to have shares of Common Stock withheld by the Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by an Optionee shall be at the sole discretion of the Committee. Where the exercise of an Option does not give rise to an obligation to withhold Federal income taxes on the date of exercise, the Company may, in it discretion, require an Optionee to pay to the Company the amount that the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option, in which case the shares of Common Stock will be released from escrow to a written election to have shares of Common Stock held in escrow applied toward the Company's obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise of the Option, based on the Fair Market Value of the shares on the date of the termination of the escrow arrangement. Upon application of such shares toward the Company's withholding obligation, any shares of Common Stock held in escrow and not, in the judgment of the Committee, necessary to satisfy such obligation shall be released from escrow to the Optionee.

          6.7. STOCK APPRECIATION RIGHTS: At or after the grant of an Option, the Committee, in its discretion, may provide an Optionee with an alternate means of exercising an Option, or a designated portion thereof, by granting the Optionee a stock appreciation right. A "stock appreciation right": is a right to receive, upon exercise of an Option or any portion thereof, in the Committee's sole discretion, an amount of cash equal to, and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, multiplied by the number of shares of Common Stock that the Optionee would have received had the Option or portion thereof been exercised through the purchase of shares of Common Stock at the Option Price, provided that (a) such Option or portion thereof has been designated as exercisable in this alternative manner, (s) such Option or portion thereof is otherwise exercisable, and (c) the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Option Price.

          6.8. NONTRANSFERABILITY OF OPTIONS: Except as may otherwise be provided by the Committee, each Option shall, during the Optionee's lifetime, be exercisable only by the Optionee, and neither it nor any right hereunder shall be transferable otherwise than by will or


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the laws of descent and distribution or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

          6.9. CESSATION OF EMPLOYMENT OF OPTIONEE:

               a. CESSATION OF EMPLOYMENT OTHER THAN BY REASON OF RETIREMENT, DISABILITY OR DEATH. Except as may be otherwise provided by the Committee, if an Optionee shall cease to be employed by the Company otherwise than by reason of Retirement, Disability, or death, (i) each Option held by the Optionee, together with all rights thereunder, that is not vested shall terminate on the date of cessation of employment, to the extent not previously exercised and (ii) the Optionee shall have a period of 90 days from the date of cessation of employment to exercise each Option held by the Optionee that is vested on the date of cessation of employment. At the end of such 90-day period, each such Option that has not been exercised, together with all rights thereunder, shall terminate, to the extent not previously exercised.

               b. CESSATION OF EMPLOYMENT BY REASON OF RETIREMENT OR DISABILITY. If an Optionee shall cease to be employed by the Company by reason of Retirement or Disability, each Option held by the Optionee shall remain exercisable, to the extent it was exercisable at the time of cessation of employment, until the earliest of:

                    i. the Termination Date,

                    ii. the death of the Optionee, or such later date not more than one year after the death of the Optionee as the Committee, in its discretion, may provide pursuant to Section 6.9(c) of the Plan,

                    iii. the third anniversary of the date of the cessation of the Optionee's employment, if employment ceased by reason of Retirement, or

                    iv. the first anniversary of the date of the cessation of
               the Optionee's employment by reason of Disability;

          and thereafter all such Options shall terminate together with all rights hereunder, to the extent not previously exercised.

               c. CESSATION OF EMPLOYMENT BY REASON OF DEATH. In the event of the death of the Optionee, while employed by the Company, an Option may be exercised at any time or from time to time prior to the earlier of the Termination Date or the first anniversary of the date of the Optionee's death, by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution, to the extent that the Optionee was entitled to exercise such Option on the Optionee's


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          date of death. In the event of the death of the Optionee while entitled to exercise an Option pursuant to Section 6.9(b), the Committee, in its discretion, may permit such Option to be exercised at any time or from time to time prior to the Termination Date during a period of up to one year from the death of the Optionee, as determined by the Committee, by the person or persons to whom the Optionee's rights under each Option shall pass by will of by the applicable laws of descent and distribution, to the extent that the Option was exercisable at the time of cessation of the Optionee's employment. Any person or person to whom an Optionee's rights under an Option have passed by will or by the applicable laws of descent and distribution shall be subject to all terms and condition of the Plan and the Option applicable to the Optionee.

          6.10. NOTIFICATION OF SALES OF COMMON STOCK: Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an ISO either (a) within two years after the date of the grant of the ISO under which the stock was acquired or (b) within one year after the transfer of such shares to the Optionee, shall notify the Company of such disposition and of the amount realized upon such disposition.

                                   ARTICLE VII

                 LIMITATIONS AND ACCELERATIONS ON EXERCISABILITY

          7.1. Notwithstanding any other provision of this Plan, in the case of an ISO, the aggregate Fair Market Value (determined at the time the ISO is granted) of the shares of Common Stock with respect to which all "incentive stock options" (within the meaning of Section 422 of the Code) are first exercisable by the Optionee during any calendar year (under this Plan and under all other incentive stock option plans of the Employer, any Subsidiary and any Parent Corporation) shall not exceed $100,000.

          7.2. Each Option granted under the Plan shall have a limited right of surrender allowing the Optionee to surrender that Option within the 30-day period following a Change of Control Event and to receive cash, in lieu of exercising the Option, in the amount by which the highest "COC Fair Market Value" (as hereinafter defined) of the number of shares of Common Stock covered by the Option during the 60 days preceding the date on which the Change of Control Event occurs exceeds the exercise price for the shares of Common Stock covered by the Option. For this purpose, the "COC Fair Market Value" of the Common Stock means the closing price of one share of Common Stock as reported on the New York Stock Exchange Composite Tape. If the Common Stock is not listed or admitted to trading on the New York Stock Exchange, the COC Fair Market Value of the Common Stock shall be the closing price of one share of Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market of the Common Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices of the Common Stock as furnished by a professional market making a market in the Common Stock selected by the Board. If on any such date no market


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maker is making a market in the Common Stock or other Stock, the COC Fair Market
Value shall be determined in good faith by the Continuing Directors who are not Disinterested Persons. For purposes of this Section 7.2:

               (a)  "Change of Control Event" means any one of the following:
          (i) Continuing Directors no longer constitute at least two-thirds of the Directors constituting the Board; (ii) any person or groups (as defined in Rule 13d-5) under the Securities Exchange Act of 1934, as amended ("Exchange Act")), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 20% or more of Harley-Davidson, Inc.'s then outstanding Common Stock or 20% or more of the voting power of Harley-Davidson, Inc.'s Directors; (iii) the approval by Harley-Davidson, Inc.'s stockholders of the merger or consolidation of Harley-Davidson, Inc. with any other corporation, the sale of substantially all of Harley-Davidson, Inc.'s assets or the liquidation or dissolution of Harley-Davidson, Inc., unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation constitute at least two-thirds of the directors constituting the board of directors of the surviving corporation of such merger or consolidation and any parent (as defined in Rule 12b-2 under the Exchange Act) of such corporation; or (iv) at least two-thirds of the Continuing Directors who are Disinterested Persons in office immediately prior to any other action proposed to be taken by Harley-Davidson, Inc.'s stockholders or by the Board determine that such proposed action, if taken, would constitute a change of control of Harley-Davidson, Inc. and such action is taken; and

               (b)  "Continuing Director" means any individual who is either
          (i) a member of the Board on the date hereof or (ii) a member of the Board whose election or nomination to the Board was approved by a vote of at least two-thirds (2/3) of the Continuing Directors (other than a person whose election was as a result of an actual or threatened proxy or other control contest).

                                  ARTICLE VIII

                                   ADJUSTMENTS

          8.1. If (a) the Company shall at any time be involved in a transaction to which Section 424(a) of the Code is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock; or (c) any other event shall occur which in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of securities subject to the Plan and which thereafter may be the subject of Options; (ii) the number and type of securities subject to outstanding Options; (iii) the Option Price with respect to any Option; and (iv) the number of shares of Common Stock that may be issued pursuant to Options granted to an Optionee in any calendar year; provided, however, that each such adjustment, in the case of ISOs, shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee.


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                                   ARTICLE IX

                        AMENDMENT AND TERMINATION OF PLAN

          9.1. The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate, provided, however, that no such amendment shall be made, which would, without approval of the shareholders:

               a. materially modify the eligibility requirements for receiving Options;

               b. increase the aggregate number of Shares of Common Stock which may be issued pursuant to Options granted under the Plan, except as is provided for in accordance with Article VIII of the Plan;

               c. increase the number of shares of Common Stock which may be issued pursuant to Options granted to an Optionee in any calendar year, except as is provided for in accordance with Article VIII of the plan;

               d. reduce the minimum Option Price, except as is provided for in accordance with Article VIII of the Plan;

               e.   extend the period of granting Options; or

               f. materially increase in any other way the benefits accruing to Optionees.

          9.2. No Amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan.

          9.3. The Board may amend this Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

                                    ARTICLE X

                        GOVERNMENT AND OTHER REGULATIONS

          10.1. The obligation of the Company to issue or transfer and deliver shares for Options exercised under the plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and the stock exchanges on which Common Stock is traded.



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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          11.1. PLAN DOES NOT CONFER EMPLOYMENT OR SHAREHOLDER RIGHTS: The right of the Employer to terminate (whether by dismissal, discharge, retirement or otherwise) the Optionee's employment with it at any time at will, or as otherwise provided by any agreement between the Company and the Optionee, is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a shareholder with respect to the shares subject to each Option, except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

          11.2. PLAN EXPENSES: Any expenses of administering this Plan shall be borne by the Company.

          11.3. USE OF EXERCISE PROCEEDS: Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of the Company, except that any stock received in payment may be retired, or retained in the Company's treasury and reissued.

          11.4. INDEMNIFICATION: In addition to such other rights of indemnification as they may have as members of the Board, or the Committee, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

                                   ARTICLE XII

                    SHAREHOLDER APPROVAL AND EFFECTIVE DATES

          12.1. The Plan shall become effective when it is approved by the shareholders of Harley-Davidson, Inc. at a shareholders meeting by the requisite vote under New York Stock Exchange Rules, Internal Revenue Code Section 162(m) and Rule 16b-3 under the Securities Exchange Act of 1934. Options may not be granted under the Plan after April 26, 2005.